EXHIBIT 2.1







                          AGREEMENT AND PLAN OF MERGER

                                      among

                          DISCOVERY LABORATORIES, INC.

                              ATI ACQUISITION CORP.

                                       AND

                            ACUTE THERAPEUTICS, INC.


                                  March 5, 1998


March 5, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
         ARTICLE 1  THE MERGER..................................................................................  2
                  Section 1.1       The Merger..................................................................  2
                  Section 1.2       Closing and Effective Time..................................................  2
                  Section 1.3       Directors and Officers of the Surviving Corporation.........................  2
                  Section 1.4       Certificate of Incorporation................................................  2
                  Section 1.5       Bylaws......................................................................  2
                  Section 1.6       Effect of the Merger........................................................  2

         ARTICLE 2  CONVERSION OR EXCHANGE OF SECURITIES........................................................  3
                  Section 2.1       Conversion of Capital Stock.................................................  3
                  Section 2.3       Payment for Common Shares; Surrender of Certificates........................  4
                  Section 2.4       Appraisal Rights............................................................  5
                  Section 2.5       Seller Option Plan..........................................................  5

         ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SELLER....................................................  6
                  Section 3.1       Organization................................................................  6
                  Section 3.2       Capitalization..............................................................  6
                  Section 3.3       Authorization; Validity of Agreement; Necessary Action......................  7
                  Section 3.4       Consents and Approvals; No Violations.......................................  7
                  Section 3.5       [RESERVED]..................................................................  8
                  Section 3.6       Absence of Certain Changes..................................................  8
                  Section 3.7       No Undisclosed Liabilities..................................................  9
                  Section 3.8       Litigation..................................................................  9
                  Section 3.9       No Default; Compliance with Applicable Laws.................................  9
                  Section 3.10      Intellectual Property.......................................................  9
                  Section 3.11      Tax Returns and Payments.................................................... 10
                  Section 3.12      Certificate of Incorporation and Bylaws..................................... 10
                  Section 3.13      Title to Property........................................................... 10
                  Section 3.14      Employee Benefits and Contracts............................................. 11
                  Section 3.15      Employment; Labor Matters................................................... 12
                  Section 3.16      Brokers..................................................................... 12
                  Section 3.17      Environmental Laws.......................................................... 12
                  Section 3.18      Insurance................................................................... 13
                  Section 3.19      Contracts and Commitments................................................... 13
                  Section 3.20      Interests of Officers and Directors......................................... 14
                  Section 3.21      Questionable Payments....................................................... 14
                  Section 3.22      Certain Tax Matters......................................................... 14


                                        i

March 5, 1998

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         ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER AND
                           ACQUISITION SUBSIDIARY............................................................... 15
                  Section 4.1       Organization................................................................ 15
                  Section 4.2       Capitalization.............................................................. 15
                  Section 4.3       Authorization; Validity of Agreement; Necessary Action...................... 16
                  Section 4.4       Consents and Approvals; No Violations....................................... 17
                  Section 4.5       SEC Reports and Financial Statements........................................ 17
                  Section 4.6       Absence of Certain Changes.................................................. 18
                  Section 4.7       No Undisclosed Liabilities.................................................. 19
                  Section 4.8       Litigation.................................................................. 19
                  Section 4.9       No Default; Compliance with Applicable Laws................................. 19
                  Section 4.10      Intellectual Property....................................................... 20
                  Section 4.11      Tax Returns and Payments.................................................... 20
                  Section 4.12      Certificate of Incorporation and Bylaws..................................... 21
                  Section 4.13      Title to Property........................................................... 21
                  Section 4.14      Employee Benefits and Contracts............................................. 21
                  Section 4.15      Employment; Labor Matters................................................... 22
                  Section 4.16      Brokers..................................................................... 23
                  Section 4.17      Environmental Laws.......................................................... 23
                  Section 4.18      Insurance................................................................... 23
                  Section 4.19      Contracts and Commitments................................................... 23
                  Section 4.20      Interests of Officers and Directors......................................... 24
                  Section 4.21      Questionable Payments....................................................... 24
                  Section 4.22      Certain Tax Matters......................................................... 25
                  Section 4.23      No Prior Activities......................................................... 25

         ARTICLE 5  COVENANTS................................................................................... 25
                  Section 5.1       Interim Operations of Seller and Buyer...................................... 25
                  Section 5.2       Access; Confidentiality..................................................... 27
                  Section 5.3       Additional Agreements....................................................... 27
                  Section 5.4       Consents and Approvals; HSR Act............................................. 28
                  Section 5.5       Exclusivity................................................................. 28
                  Section 5.6       Publicity................................................................... 28
                  Section 5.7       Notification of Certain Matters............................................. 28
                  Section 5.8       Indemnification............................................................. 29
                  Section 5.9       Approval of Stockholders.................................................... 29
                  Section 5.10      Buyer Proxy Statement....................................................... 30
                  Section 5.11      Seller Information Statement................................................ 30
                  Section 5.12      Tax Treatment............................................................... 31
                  Section 5.13      Form S-8.................................................................... 31
                  Section 5.14      Reservation of Buyer Common Stock........................................... 31
                  Section 5.15      Consolidation of Operations................................................. 31
                  Section 5.16      Consolidation of Board of Directors......................................... 32
                  Section 5.17      Incentive Bonus Payments.................................................... 32

                                       ii
March 5, 1998

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         ARTICLE 6  CONDITIONS.................................................................................. 32
                  Section 6.1       Conditions to Each Party's Obligation to Effect the Merger.................. 32
                  Section 6.2       Additional Conditions to Obligations of Seller.............................. 33
                  Section 6.3       Additional Conditions to Obligations of Buyer and Acquisition
                                    Subsidiary.................................................................. 34

         ARTICLE 7  TERMINATION................................................................................. 35
                  Section 7.1       Termination................................................................. 35
                  Section 7.2       Effect of Termination....................................................... 36

         ARTICLE 8  MISCELLANEOUS............................................................................... 36
                  Section 8.1       Fees and Expenses........................................................... 36
                  Section 8.2       Amendment and Modification.................................................. 36
                  Section 8.3       Nonsurvival of Representations and Warranties............................... 36
                  Section 8.4       Notices..................................................................... 37
                  Section 8.5       Interpretation.............................................................. 38
                  Section 8.6       Counterparts................................................................ 38
                  Section 8.7       Entire Agreement; No Third Party Beneficiaries; Rights of
                                    Ownership................................................................... 38
                  Section 8.8       Severability................................................................ 38
                  Section 8.9       Governing Law............................................................... 38
                  Section 8.10      Assignment.................................................................. 39

Exhibit A      -    Form of Capetola Employment Agreement
Exhibit B      -    Form of Key Executive Employment Agreement
Exhibit C      -    Form of Option Agreement for 338,500 Shares
Exhibit D      -    Form of Option Agreement for 175,000 Shares
Exhibit E      -    Form of Option Agreement for 160,000 Shares
Exhibit F      -    Form of Registration Rights Agreement
Exhibit G      -    Form of Investment Agreement
Exhibit H      -    Form of Lock-up Agreement
Exhibit I      -    Form of Buyer 1998 Stock Option Plan

                                       iii
March 5, 1998

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                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated March 5, 1998, by and among Discovery Laboratories, Inc., a Delaware corporation ("Buyer" or "Discovery"), ATI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Acquisition Subsidiary"), and Acute Therapeutics, Inc., a Delaware corporation ("Seller" or "Acute").

                                    RECITALS:

         WHEREAS, upon and subject to the terms and conditions of this Agreement, Acquisition Subsidiary will merge with and into Seller (the "Merger") and Seller will become a wholly-owned subsidiary of Buyer;

         WHEREAS, the Boards of Directors of Seller and Buyer have each determined that it is in the best interests of their respective stockholders for Buyer to acquire Seller upon the terms and subject to the conditions set forth herein; and

         WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Seller and Buyer have each approved this Agreement and the Merger of Acquisition Subsidiary with and into Seller in accordance with the Delaware General Corporation Law ("DGCL"), and upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the Board of Directors of Seller has resolved to recommend approval of this Agreement and the Merger to the holders of shares of Seller's Common Stock, $0.001 par value per share (the "Common Shares") and the holder of shares of Seller's Series A Preferred Stock, $0.001 par value per share (the "Series A Acute Preferred Shares");

         WHEREAS, for federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller, Buyer and Acquisition Subsidiary hereby agree as follows:



March 5, 1998

                                    ARTICLE 1

                                   THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Seller and Acquisition Subsidiary shall consummate the Merger pursuant to which Acquisition Subsidiary shall be merged with and into Seller in accordance with Section 251 of the DGCL, the separate corporate existence of Acquisition Subsidiary shall cease, and Seller shall continue as the surviving corporation in the Merger (Seller is sometimes referred to as the "Surviving Corporation").

         Section 1.2 Closing and Effective Time. The closing of the Merger (the "Closing") shall take place (i) at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction or waiver of all of the conditions set forth in Article 6 hereof, at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, NY 10019 or (ii) at such other time and place as Buyer and Seller shall agree (the "Closing Date"). Immediately after completion of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Delaware Secretary of State, or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time." The date of the Effective Time is hereinafter referred to as the "Effective Date."

         Section 1.3 Directors and Officers of the Surviving Corporation. The directors and officers of Seller at the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation.

         Section 1.4 Certificate of Incorporation. The certificate of incorporation of Acquisition Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.5 Bylaws. The bylaws of Acquisition Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         Section 1.6 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Seller and Acquisition Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Acquisition Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

                                        2

March 5, 1998

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                                    ARTICLE 2

                      CONVERSION OR EXCHANGE OF SECURITIES

         Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Acquisition Subsidiary, Seller, or the holders of any Common Shares or Series A Acute Preferred Shares or Series B Acute Preferred Shares (as herein defined) or any shares of capital stock of Acquisition Subsidiary:

         (a) Acquisition Subsidiary Capital Stock. Each issued and outstanding share of capital stock of Acquisition Subsidiary shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock and Series A Acute Preferred Shares. All Common Shares that are owned by Seller and all Series A Acute Preferred Shares that are owned by Buyer shall be cancelled and extinguished without any conversion thereof and no consideration shall be delivered in exchange therefor.

         (c) Conversion of Common Shares. Each issued and outstanding Common Share (other than Common Shares to be canceled in accordance with Section 2.1(b) and any dissenting Common Shares which are held by stockholders exercising appraisal rights pursuant to the DGCL ("Dissenting Stockholders")) shall by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into the right to receive, upon surrender of the certificate formerly representing such Common Share (the "Common Share Certificate") in the manner provided in Section 2.3 below, 3.91 shares of Common Stock, $.001 par value of Buyer ("Buyer Common Stock"). The number of shares of Buyer Common Stock into which each Common Share will be automatically converted is referred to as the "Conversion Ratio." All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the merger consideration therefor upon the surrender of such certificate in accordance with Section 2.3, or, in the case of Dissenting Stockholders, the right, if any, to receive payment from the Surviving Corporation of the fair value of such Common Shares as determined in accordance with the DGCL. No fractional shares of Buyer Common Stock shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 2.3(c).

         Section 2.2 Exchange of Series B Acute Preferred Shares. Each issued and outstanding Share of Seller's Series B Preferred Stock, $0.001 par value per share (the "Series B Acute Preferred Shares") shall, at the Closing, be exchanged for one share of Series A Preferred Stock, $0.001 par value per share of Buyer (the "Discovery Preferred Shares"), pursuant to an exchange agreement between Buyer and Johnson & Johnson Development Corporation ("JJDC")(the "Exchange Agreement") in form and substance reasonably acceptable to Buyer and Seller.


                                        3

March 5, 1998

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         Section 2.3       Payment for Common Shares; Surrender of Certificates

         (a) Letter of Transmittal. As soon as practicable after the Effective Time, Buyer will send to each record holder of Common Shares at the Effective Time a letter of transmittal and other appropriate materials for use in surrendering Common Share Certificates to Buyer's transfer agent, who shall be appointed exchange agent with respect to the Merger (the "Exchange Agent").

         (b) Payment Procedures. Promptly after the Effective Time, Buyer shall request that the Exchange Agent distribute to each former holder of Common Shares, upon surrender to the Exchange Agent of one or more Common Share Certificates for cancellation together with a duly executed and properly completed letter of transmittal, the shares of Buyer Common Stock receivable by such holder in accordance with the provisions of Section 2.1(c). If Buyer Common Stock is to be delivered to a person other than the person in whose name a Common Share Certificate is so registered, the Common Share Certificate is so surrendered shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer, and the person requesting such payment shall pay any transfer or other taxes required by reason of the delivery to a person other than the registered holder of such Common Share Certificate surrendered, or such person shall establish to the satisfaction of Buyer that such tax has been paid or is not applicable. No interest shall be paid on any consideration payable in the Merger to former holders of Common Shares.

         (c)      No Fractional Shares.

                  (i) No fractional shares of Buyer Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the former holder of Common Shares in respect of any fraction of a share of Buyer Common Stock which would otherwise be issuable under this Agreement. Such cash adjustment shall be equal to an amount determined by multiplying (A) the fractional share of Buyer Common Stock to which the holder of Seller Common Stock would be otherwise entitled under
                           Section 2.1(c) (after aggregating all shares of Buyer Common Stock to which such holder is entitled), by
                           (B) the average closing price of shares of Buyer Common Stock on The Nasdaq Small Cap Market for the twenty trading days immediately preceding the Effective Date.

                  (ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of Common Shares with respect to any fractional share interests of Buyer Common Stock, the Exchange Agent shall promptly pay such amounts to such former holders of Common Shares subject to and in accordance with the terms of this Section 2.3. Buyer will make available to the Exchange Agent the cash necessary for this purpose.

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March 5, 1998

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         Section 2.4 Appraisal Rights. Notwithstanding any other provision of this Agreement to the contrary, including but without limitation Section 6.3(f), Common Shares held by a holder who has not voted such Common Shares in favor of the approval of this Agreement and the Merger or consented thereto in writing and with respect to which appraisal rights shall have been demanded and perfected in accordance with Section 262 of the DGCL (the "Dissenting Common Shares") and as of the Effective Time not withdrawn shall not be converted into the right to receive the consideration payable pursuant to Section 2.1(c) at or after the Effective Time, but such Common Shares shall become the right to receive such consideration as may be determined to be due to holders of Dissenting Common Shares pursuant to the laws of the State of Delaware unless and until the holder of such Dissenting Common Shares withdraws his or her demand for such appraisal or becomes ineligible for such appraisal. If a holder of Dissenting Common Shares shall withdraw his or her demand for such appraisal or shall become ineligible for such appraisal (through failure to perfect or otherwise), then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Common Shares shall automatically be converted into and represent the right to receive the merger consideration as provided in Section 2.1(c). Seller shall give Buyer (i) prompt written notice of any demands for appraisal of Common Shares received by Seller and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Seller shall not, without prior written consent of Buyer, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

         Section 2.5       Seller Option Plan.

         (a) Assumption of Options. Each outstanding option to purchase Common Shares issued to employees, non-employee directors and consultants of Seller pursuant to Seller's 1996 Stock Option/Stock Issuance Plan, as amended (the "Seller Option Plan"), except for options to purchase 44,800 Common Shares granted on October 10, 1996, as listed on Schedule 2.5 hereto which shall terminate on the Closing, whether vested or unvested (each a "Stock Option"), shall remain outstanding after the Effective Time and shall be assumed by Buyer. The parties intend that Buyer's assumption of the Stock Options shall be treated as "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code and this subsection (a) shall be interpreted and applied consistent with such intent. Each Stock Option assumed by Buyer shall be exercisable upon the same terms and conditions as under the Seller Option Plan and applicable option agreement issued thereunder, except that (i) such option shall be exercisable for that number of shares of Buyer Common Stock equal to the number of Common Shares for which such option was exercisable times the Conversion Ratio, and (ii) the exercise price of such option shall be equal to the exercise price of such option divided by the Conversion Ratio. The number of shares of Buyer Common Stock subject to an option assumed by Buyer shall be rounded to the nearest whole number (with .5 rounded up) and the exercise price thereof shall be rounded up to the nearest whole cent.

         (b) Notice. As soon as practicable after the Effective Time, Buyer shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the Buyer Option Plan (as defined in Section
4.2 hereof). The agreements evidencing the grants

                                        5
March 5, 1998

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of such Stock Options shall continue in effect on the same terms and conditions
(subject to the adjustments required by this Section 2.5 after giving effect to the Merger).

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Buyer and Acquisition Subsidiary as follows:

         Section 3.1       Organization.

         (a) Except as set forth in Section 3.1 of the disclosure schedule delivered to Buyer on or before the date hereof (the "Seller Disclosure Schedule"), Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and, except as set forth in Section 3.1 of the Seller Disclosure Schedule, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Seller Material Adverse Effect (as defined below in Section 3.1(b)). Seller does not own or control any subsidiary.

         (b) The term "Seller Material Adverse Effect" means any individual material adverse effect, or adverse effects which in the aggregate (whether or not related and whether or not any individual effect is material) have a material adverse effect, on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Seller or could reasonably be expected to prevent or materially delay the consummation of the Merger.

         Section 3.2       Capitalization.

         (a) Capitalization. The authorized capital stock of Seller consists of 2,000,000 Common Shares, par value $0.001 per share and 1,000,000 shares of Preferred Stock, $0.001 par value per share, of which 600,000 shares are designated Series A Acute Preferred Shares and 2,200 shares are designated Series B Acute Preferred Shares. The outstanding Series A Acute Preferred Shares are convertible into 600,000 shares of Common Shares at the conversion price in effect with respect thereto. The Series B Acute Preferred Shares are not convertible. As of December 31, 1997, (i) 202,000 Common Shares were issued and outstanding, (ii) 600,000 Series A Acute Preferred Shares were issued and outstanding and were convertible into 600,000 Common Shares, (iii) 2,039 Series B Acute Preferred Shares were issued and outstanding and held by JJDC, (iv) no shares of Common Stock were held in the treasury of Seller, and (v) 202,300 Common Shares were reserved for issuance upon exercise of outstanding

                                        6
March 5, 1998

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options under the Seller Option Plan. Section 3.2 of the Seller Disclosure
Schedule sets forth a true and correct list as of December 31, 1997 of all holders of options to purchase Common Shares, the number of such options outstanding as of such date and the exercise price per option. All of the outstanding shares of Common Shares have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 3.2 and in Section 3.2 of the Seller Disclosure Schedule, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating Seller to issue or sell any shares of capital stock of or other equity interests in Seller. Seller is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

         (b) Seller does not directly or indirectly own or have a right to acquire an equity interest in any corporation, partnership, joint venture or other business association or entity.

         Section 3.3 Authorization; Validity of Agreement; Necessary Action. Seller has full corporate power and authority to execute and deliver this Agreement, all agreements to which Seller is or will be a party that are exhibits to this Agreement and the Management Agreement of even date herewith between Buyer and Seller (the "Management Agreement") and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and such other agreements and the consummation of the Merger and of the other transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Seller and no other corporate or stockholder action on the part of Seller is necessary to authorize the execution and delivery by Seller of this Agreement and such other agreements and the consummation of the transactions contemplated hereby and thereby (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Seller capital stock entitled to vote with respect thereto). This Agreement and such other agreements have been duly executed and delivered by Seller and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto are valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

         Section 3.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 3.4 of the Seller Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934 (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, the DGCL and the filing and recordation of a Certificate of Merger under the DGCL, neither the execution, delivery or performance of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby nor compliance by Seller with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of Seller, (ii) require any filing with, or permit, authorization, consent or approval of any court, arbitration tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity") on the part of Seller, (iii) require the

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March 5, 1998

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consent of any person under, result in a violation or breach of, or constitute
(with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound (the "Seller Specified Agreements"), the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Seller Material Adverse Effect or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any of its subsidiaries or any of their properties or assets.

         Section 3.5       [RESERVED]


         Section 3.6 Absence of Certain Changes. Since December 31, 1997, except as contemplated by this Agreement, there has not been:

         (a) any Seller Material Adverse Effect;

         (b) any material damage, destruction or loss (whether or not covered by insurance) with respect to any of the material assets of Seller;

         (c) any issuance, redemption or acquisition of capital stock by Seller or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

         (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

         (e) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

         (f) any acquisition or disposition of rights (pursuant to license, sublicense or otherwise) under or with respect to any patent, copyright, trademark, tradename or other intellectual property right or registration thereof or application therefor;

         (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of Seller; or

         (h) any change by Seller in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the Buyer Financial Statements (as defined in Section 4.5 below).


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March 5, 1998

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         Except as set forth in Section 3.6 of the Seller Disclosure Schedule, since December 31, 1997 Seller has conducted its business only in the ordinary course and in a manner consistent with past practice and has not made any material change in the conduct of its business or operations. Except as set forth in Section 3.6 of the Seller Disclosure Schedule, no person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

         Section 3.7 No Undisclosed Liabilities. Except as set forth in Section
3.7 of the Seller Disclosure Schedule, and except as reflected in the Buyer Financial Statements, Seller has no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect.

         Section 3.8 Litigation. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Seller, threatened against Seller. Except as disclosed in Section 3.8 of the Seller Disclosure Schedule, Seller is not subject to any outstanding order, writ, injunction or decree.

         Section 3.9 No Default; Compliance with Applicable Laws. The business of Seller is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any Seller Specified Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Seller, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Seller is pending or, to the knowledge of Seller, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Seller has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Seller Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Seller Permit.

         Section 3.10 Intellectual Property. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, Seller owns or possesses adequate licenses or other valid rights to use all patents, trademarks, trade names, copyrights, service marks, trade secrets, know-how and other proprietary rights and information used or held for use in connection with the business of Seller as currently conducted, and Seller is unaware of any assertion or claim challenging the validity of any of the foregoing. Section
3.10 of the Seller Disclosure Schedule lists all material licenses, sublicenses and other agreements to which Seller is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of Seller

                                        9
March 5, 1998
and (ii) Seller is authorized to use any intellectual property rights (other than pursuant to shrink- wrap licenses and other software licenses) of a third party, true and correct copies of which have been provided to Buyer and Acquisition Subsidiary. The conduct of the business of Seller as currently conducted does not conflict in any way with any patent, license, trademark, or copyright of any third party. To the knowledge of Seller, there are no infringements of any proprietary rights owned by or licensed by or to Seller that could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect. Seller has taken reasonable security measures to protect the confidentiality of its trade secrets. Except as set forth in Section
3.10 of the Seller Disclosure Schedule, all current and past employees or consultants of Seller, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with Seller (the "Seller Trade Secret Agreements"). Any exception which has been taken to the Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Section 3.10 of the Seller Disclosure Schedule, including the exception taken and the employee taking such exception. To the knowledge of Seller, neither Seller, nor its employees or its consultants have caused any of Seller's trade secrets to become part of the public knowledge or literature, nor has Seller, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Seller.

         Section 3.11 Tax Returns and Payments. Except as set forth in Section
3.11 of the Seller Disclosure Schedule, all tax returns and reports with respect to Seller required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Seller has no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Seller. Seller has no knowledge of any tax audit of Seller by any taxing or other authority in connection with any of its fiscal years; Seller has no knowledge of any such audit currently pending or threatened, and Seller has no knowledge of any tax liens on any of the properties of Seller.

         Section 3.12 Certificate of Incorporation and Bylaws. Seller has heretofore furnished to Buyer and Acquisition Subsidiary a complete and correct copy of the certificate of incorporation and the bylaws, each as amended to the date hereof, of Seller. Such certificate of incorporation and bylaws are in full force and effect. Seller is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         Section 3.13      Title to Property.

         (a) Seller has good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by it, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental tax of any

                                        10
March 5, 1998
kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof, (ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights that, individually or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

         (b) Consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which Seller is a lessee, except for breaches or defaults which, individually, or in the aggregate, could not reasonably be expected to have a Seller Material Adverse Effect.

         Section 3.14      Employee Benefits and Contracts.

                  (a) Section 3.14 of the Seller Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Seller. Each of such employee benefit plans complies in all material respects with applicable requirements of ERISA or the Code of 1986 and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) has occurred with respect to any such plan, and no termination, if it has occurred or were to occur before the Effective Date, would present a risk of liability to any Governmental Entity or other persons that would have a Seller Material Adverse Effect.

                  (b) Seller has never maintained an employee benefit plan subject to Section 412 of the Code or Title IV of ERISA. Each employee benefit plan of Seller intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service confirming such qualification. Seller has never had an obligation to contribute to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA. There are no unfunded obligations under any employee benefit plan of Seller providing benefits after termination of employment to any employee or former employee, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980(B) of the Code. Each employee benefit plan of Seller may be amended or terminated by Seller without the consent or approval of any other person. There is no employee benefit plan, stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, or severance benefit plan of Seller, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

                  (c) Seller is not obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement. Seller

                                        11
March 5, 1998
has no contract, agreement, obligation or arrangement with any employee or other person, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by any change of control of Seller or the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement.

         Section 3.15      Employment; Labor Matters.

         (a) Seller has delivered to Buyer true, complete and correct copies of all employment agreements and all consulting agreements to which Seller is a party.

         (b) Except as set forth in Section 3.15 of the Seller Disclosure Schedule (i) Seller is not a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants; (ii) Seller is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to employees (other than as required by law); and (iii) Seller is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Seller, nor does Seller know of any activities or proceedings of any labor union to organize any such employees.

         Section 3.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

         Section 3.17 Environmental Laws. Except as could not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse
Effect: (i) Seller is in compliance with all applicable Environmental Laws (as defined below); (ii) all past noncompliance, if any, of Seller with Environmental Laws or Environmental Permits (as defined below) has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) Seller has not released or transported a Hazardous Material (as defined below), in violation of any Environmental Law.

                  For purposes of this Agreement:

                  (a) "Environmental Law" shall mean any law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  (b) "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.


                                        12
March 5, 1998

                  (c) "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local government authority, any state or the United State Government.

                  Section 3.18 Insurance. Section 3.18 of the Seller Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of Seller. True and complete copies of all such insurance policies have been made available to Buyer and Acquisition Subsidiary by Seller. Such policies are in full force and effect.

         Section 3.19      Contracts and Commitments.

         (a) Except as disclosed in Section 3.10, 3.15 or 3.19 of the Seller Disclosure Schedule, Seller is not a party or subject to:

                  (i) any plan, contract or arrangement, written or oral, which requires aggregate payments by Seller in excess of $50,000 per year or which provides for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                  (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                  (iii) any lease for real or personal property in which the amount of payments which Seller is required to make on an annual basis exceeds $50,000;

                  (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;

                  (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                  (vi) any contract containing covenants purporting to limit Seller's freedom to compete in any line of business or in any geographic area or with any third party,

                  (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or


                                        13
March 5, 1998

                  (viii) any other agreement, contract or commitment which is material to Seller taken as a whole.

         (b) Except as disclosed in Section 3.19 of the Seller Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 3.19 of the Seller Disclosure Schedule is valid and binding on Seller and the other party(ies) thereto, is in full force and effect, and neither Seller, nor to the knowledge of Seller any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

         (c) There is no agreement, judgment, injunction, order or decree binding upon Seller which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Seller, any acquisition of property by Seller or the conduct of business by Seller as currently conducted or as proposed to be conducted by Seller.

         Section 3.20 Interests of Officers and Directors. To Seller's knowledge, except as set forth in Section 3.20 of the Seller Disclosure Schedule, no officer or director of Seller has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Seller any goods, property rights or services; (ii) except for the employment or consulting contracts listed in
Section 3.15 of the Seller Disclosure Schedule, any contract or agreement to which Seller is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business.

         Section 3.21 Questionable Payments. Neither Seller nor to its knowledge any director, officer, agent or other employee of Seller has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Seller; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Seller nor to its knowledge any director, officer, agent or other employee of Seller has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Seller or with respect to any political contribution.

         Section 3.22 Certain Tax Matters. Neither Seller nor, to the knowledge of Seller, any of its affiliates has taken or agreed to take any action that could be expected to prevent the Merger from constituting a transaction qualifying under Section 368 of the Code. Seller is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.


                                        14
March 5, 1998

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                       OF BUYER AND ACQUISITION SUBSIDIARY

         Buyer and Acquisition Subsidiary represent and warrant to Seller as follows:

         Section 4.1   Organization.

         (a) Except as set forth in Section 4.1 of the disclosure schedule delivered to Seller on or before the date hereof (the "Buyer Disclosure Schedule"), each of Buyer and Acquisition Subsidiary (which is the only subsidiary of Buyer other than Seller) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and, except as set forth in Section 4.1 of the Buyer Disclosure Schedule, is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not have a Buyer Material Adverse Effect (as defined below in Section 4.1(b)).

         (b) The term "Buyer Material Adverse Effect" means any individual material adverse effect, or adverse effects which in the aggregate (whether or not related and whether or not any individual effect is material) have a material adverse effect, on the business, operations, properties (including intangible properties), condition (financial or otherwise), assets or liabilities of Buyer and its subsidiaries taken as a whole or that could reasonably be expected to prevent or materially delay the consummation of the Merger.

         (c) For purposes of this Article 4 and Article 5, Acute shall not be considered to be a subsidiary of Buyer.

         Section 4.2   Capitalization.

         (a) Capitalization. The authorized capital stock of Buyer consists of 20,000,000 shares of Buyer Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 2,420,282 are designated Series B Convertible Preferred Stock (the "Series B Preferred Stock"). As of December 31, 1997, (i) 3,176,065 shares of Buyer Common Stock were issued and outstanding, (ii) 2,200,256 shares of Series B Preferred Stock were issued and outstanding and were convertible into 3,424,980 shares of Buyer Common Stock, (iii) 115,491 shares of Buyer Common Stock were held in the treasury of the Buyer, (iv) 253,535 shares of Buyer Common Stock were reserved for issuance upon exercise of outstanding options issued under the 1996 Stock Option Plan of Discovery Laboratories, Inc., a former Delaware corporation ("Old Discovery") and outside such plan and assumed by Buyer,

                                        15
March 5, 1998

(v) an aggregate of 116,162 shares of Buyer Common Stock were reserved for issuance under stock options granted pursuant to Buyer's 1993 and 1995 Stock Option Plans (the "Buyer Option Plans"), (vi) an aggregate of 2,297 shares of Buyer Common Stock were reserved for issuance under stock options granted by Buyer outside the Buyer Option Plans, (vii) an aggregate of 2,055,624 shares of Buyer Common Stock were reserved for issuance under outstanding warrants as more fully described in Section 4.2 of the Buyer Disclosure Schedule, (viii) 342,499 shares of Buyer Common Stock were reserved for issuance upon conversion of the 220,026 shares of Series B Preferred Stock issuable upon the exercise of outstanding warrants, and (ix) 173,333 shares of Buyer Common Stock were reserved for issuance upon exercise of Buyer's outstanding unit purchase option (including warrants issuable upon the exercise of such unit purchase option).
Section 4.2 of the Buyer Disclosure Schedule sets forth a true and correct list as of December 31, 1997 of all holders of options to purchase shares of Buyer Common Stock, the number of such options outstanding as of such date and the exercise price per option. All of the outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section
4.2 and Section 4.2 of the Buyer Disclosure Schedule, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating Buyer or Acquisition Subsidiary to issue or sell any shares of capital stock of or other equity interests in Buyer or Acquisition Subsidiary other than Buyer's obligation to reset the conversion price applicable to the Series B Preferred Stock under the circumstances described in Buyer's Restated Certificate of Incorporation. Buyer is not obligated to redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

         (b) Except as set forth in Section 4.2 of the Buyer Disclosure Schedule, all of the outstanding shares of the capital stock of Acquisition Subsidiary are beneficially owned by Buyer, directly or indirectly, and all such shares have been duly authorized, validly issued and are fully paid and nonassessable and are owned by either Buyer or one of its subsidiaries free and clear of all liens, security interests, charges, claims or encumbrances of any nature whatsoever. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities of Acquisition Subsidiary. Except as set forth in Section 4.2 of the Buyer Disclosure Schedule, Buyer does not directly or indirectly own or have a right to acquire an equity interest in any corporation, partnership, joint venture or other business association or entity.

         Section 4.3 Authorization; Validity of Agreement; Necessary Action. Each of Buyer and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement and all agreements to which Buyer and Acquisition Subsidiary is or will be a party that are exhibits to this Agreement, including the Employment Agreements (as defined in Section 6.2 herein), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer and Acquisition Subsidiary of this Agreement, and the consummation of the Merger and of the other transactions contemplated hereby and thereby, have been duly authorized by the Boards of Directors of Buyer and Acquisition Subsidiary, as the case may be, and no other corporate or stockholder action on the part of Buyer and Acquisition Subsidiary is necessary to authorize the execution and delivery by Buyer

                                        16
March 5, 1998
or Acquisition Subsidiary of this Agreement and the consummation of the transactions contemplated hereby and thereby (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares (on an as-converted basis) of Buyer capital stock entitled to vote with respect thereto). This Agreement has been duly executed and delivered by Buyer and Acquisition Subsidiary and assuming due and valid authorization, execution and delivery hereof by Seller, is a valid and binding obligation of Buyer and Acquisition Subsidiary, as the case may be, enforceable against Buyer and Acquisition Subsidiary in accordance with their respective terms.

         Section 4.4 Consents and Approvals; No Violations. Except for the filings or the consents, authorizations or approvals under the agreements set forth in Section 4.4 of the Buyer Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws, the DGCL and the filing and recordation of a Certificate of Merger under the DGCL, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of Buyer or Acquisition Subsidiary,
(ii) require any filing with, or permit, authorization, consent or approval of, a Governmental Entity, on the part of Buyer or Acquisition Subsidiary, (iii) require the consent of any person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or Acquisition Subsidiary is a party or by which any of them or any of their properties or assets may be bound (the "Buyer Specified Agreements"), the lack of which consent, or which violation, breach or default, individually or in the aggregate, could reasonably be expected to have a Buyer Material Adverse Effect, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, Acquisition Subsidiary or any of their properties or assets.

         Section 4.5       SEC Reports and Financial Statements.

         (a) Buyer has timely filed with the Securities and Exchange Commission (the "SEC"), and has delivered to Seller, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1996, under the Securities Act of 1933, as amended, or the Exchange Act (collectively, the "SEC Documents"). Except as set forth in
Section 4.5 of the Buyer Disclosure Schedule, the SEC Documents (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, including without limitation the applicable accounting requirements thereunder and the published rules and regulations of the SEC with respect thereto, (ii) when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) taken as a whole, do not contain any

                                        17
March 5, 1998
untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Acquisition Subsidiary is not required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act.

         (b) Except as set forth in Section 4.5 of the Buyer Disclosure Schedule, the consolidated financial statements of Buyer contained in the SEC Documents (the "Buyer Financial Statements"), have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position and the results of operations and cash flows (and changes in financial position, if any) of Buyer and Acquisition Subsidiary as of the respective dates and for the respective periods thereof, except that the unaudited interim quarterly financial statements were or are subject to normal and recurring year-end adjustments which were or are not expected to be material in amount and did not or may not have included footnote disclosure that would otherwise be required by GAAP. Except as set forth in Section 4.5 of the Buyer Disclosure Schedule, Buyer is not aware of any facts or circumstances which would require Buyer to amend or restate any of the SEC Documents, including without limitation the financial information included therein.

         Section 4.6 Absence of Certain Changes. Since December 31, 1997, except as contemplated by this Agreement or set forth in Section 4.6 of the Buyer Disclosure Schedule, there has not been:

         (a) any Buyer Material Adverse Effect;

         (b) any material damage, destruction or loss (whether or not covered by insurance) with respect to any of the material assets of Buyer or Acquisition Subsidiary;

         (c) any issuance, redemption or acquisition of capital stock by Buyer or Acquisition Subsidiary or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to capital stock;

         (d) any stock split, reverse stock split, combination, reclassification or other similar action with respect to capital stock;

         (e) any entry into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business or as contemplated by this Agreement;

         (f) any acquisition or disposition of rights (pursuant to license, sublicense or otherwise) under or with respect to any patent, copyright, trademark, tradename or other intellectual property right or registration thereof or application therefor;


                                        18
March 5, 1998

         (g) any mortgage, pledge, security interest or imposition of lien or other encumbrance on any material asset of Buyer or Acquisition Subsidiary; or

         (h) any change by Buyer in accounting principles or methods except insofar as may have been required by a change in generally accepted accounting principles and disclosed in the SEC Documents.

         Except as set forth in Section 4.6 of the Buyer Disclosure Schedule, since December 31, 1997, Buyer and its subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice and have not made any material change in the conduct of the business or operations of Buyer and Acquisition Subsidiary taken as a whole. Except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule, no person has or will have the right to receive any severance, bonus, other payment, increase or change in benefits or vesting of stock options, shares or other benefits as a result of any of the transactions contemplated by this Agreement.

         Section 4.7 No Undisclosed Liabilities. Except as set forth in Section
4.7 of the Buyer Disclosure Schedule, and except as reflected in the Buyer Financial Statements contained in the SEC Documents, Buyer and Acquisition Subsidiary have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except those liabilities incurred in the ordinary course of business which could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

         Section 4.8 Litigation. Except as disclosed in the SEC Documents or in
Section 4.8 of the Buyer Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer. Except as disclosed in the SEC Documents or in Section 4.8 of the Buyer Disclosure Schedule, neither Buyer nor Acquisition Subsidiary is subject to any outstanding order, writ, injunction or decree.

         Section 4.9 No Default; Compliance with Applicable Laws. Except as disclosed in Section 4.9 of the Buyer Disclosure Schedule, the business of each of Buyer and Acquisition Subsidiary is not being conducted in default or violation of any term, condition or provision of (i) its certificate of incorporation or bylaws, (ii) any Buyer Specified Agreement or (iii) any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Buyer or Acquisition Subsidiary, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect. Except as disclosed in Section
4.9 of the Buyer Disclosure Schedule, as of the date of this Agreement, no investigation or review by any Governmental Entity or other entity with respect to Buyer or Acquisition Subsidiary is pending or, to the knowledge of Buyer, threatened, nor has any Governmental Entity or other entity indicated an intention to conduct the same. Each of Buyer and Acquisition Subsidiary has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Buyer Permits") necessary for it to

                                        19
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



own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Buyer Permit.

         Section 4.10 Intellectual Property. Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, or as could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, Buyer and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, trademarks, trade names, copyrights, service marks, trade secrets, know-how and other proprietary rights and information used or held for use in connection with the business of Buyer and its subsidiaries as currently conducted, and Buyer is unaware of any assertion or claim challenging the validity of any of the foregoing. Section 4.10 of the Buyer Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Buyer or Acquisition Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Buyer or Acquisition Subsidiary and (ii) Buyer or its subsidiaries are authorized to use any intellectual property rights (other than pursuant to shrink-wrap licenses and other software licenses) of a third party, true and correct copies of which have been provided to Seller. Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, the conduct of the business of Buyer and its subsidiaries as currently conducted does not conflict in any way with any patent, license or copyright of any third party. To the knowledge of Buyer, except as set forth in
Section 4.10 of the Buyer Disclosure Schedule, there are no infringements of any proprietary rights owned by or licensed by or to Buyer or Acquisition Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Buyer has taken reasonable security measures to protect the confidentiality of its trade secrets. All current and past employees or consultants of Buyer, who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed such trade secrets, or who have or had access to information disclosing such trade secrets, have entered into confidentiality and non-disclosure agreements with Buyer (the "Buyer Trade Secret Agreements"). Any exception which has been taken to the Buyer Trade Secrets Agreements (for example an employee or consultant excluding a prior invention) is described in Section 4.10 of the Buyer Disclosure Schedule, including the exception taken and the employee taking such exception. To the knowledge of Buyer, neither Buyer, nor its employees or its consultants have caused any of Buyer's trade secrets to become part of the public knowledge or literature, nor has Buyer, its employees or consultants permitted any such trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Buyer.

         Section 4.11 Tax Returns and Payments. All tax returns and reports with respect to Buyer or Acquisition Subsidiary required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for. Buyer and Acquisition Subsidiary have no knowledge of any unpaid taxes or any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against Buyer or Acquisition Subsidiary. Buyer and Acquisition Subsidiary have no knowledge of any tax audit of Buyer or Acquisition Subsidiary by any taxing or other authority in connection with any of its fiscal years; Buyer and Acquisition Subsidiary have no

                                        20
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



knowledge of any such audit currently pending or threatened, and Buyer and Acquisition Subsidiary have no knowledge of any tax liens on any of the properties of Buyer or Acquisition Subsidiary.

         Section 4.12 Certificate of Incorporation and Bylaws. Buyer and Acquisition Subsidiary have heretofore furnished to Seller a complete and correct copy of the certificate of incorporation and the bylaws, each as amended to the date hereof, of Buyer and Acquisition Subsidiary. Such certificate of incorporation and bylaws are in full force and effect. Neither Buyer nor Acquisition Subsidiary is in violation of any of the provisions of its certificate of incorporation.

         Section 4.13      Title to Property.

         (a) Except as disclosed in Section 4.13 to the Buyer Disclosure Schedule, Buyer and Acquisition Subsidiary has good and marketable title, or valid leasehold rights in the case of leased property, to all real property and all personal property purported to be owned or leased by them, free and clear of all material liens, security interests, claims, encumbrances and charges, excluding (i) immaterial liens for fees, taxes, levies, imposts, duties or governmental tax of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof,
(ii) immaterial liens for mechanics, materialmen, laborers, employees, suppliers or other liens arising by operation of law for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) purchase money liens on office, computer and related equipment and supplies incurred in the ordinary course of business, and (iv) liens or defects in title or leasehold rights that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

         (b) Except as set forth in Section 4.13(b) of the Buyer Disclosure Schedule, consummation of the Merger will not result in any breach of or constitute a default (or an event with which notice or lapse of time or both would constitute a default) under, or give to others any rights of termination or cancellation of, or require the consent of others under, any lease in which Buyer or Acquisition Subsidiary is a lessee, except for breaches or defaults which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

         Section 4.14      Employee Benefits and Contracts.

                  (a) Section 4.14 of the Buyer Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the ERISA) maintained by Buyer and Acquisition Subsidiary. Each of such employee benefit plans complies in all material respects with applicable requirements of ERISA or the Internal Revenue Code of 1986, as amended (the "Code") and no "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) has occurred with respect to any such plan, and no termination, if it has occurred or were to occur before the Effective Date, would present a risk of liability to any Governmental Entity or other persons that would have a Buyer Material Adverse Effect.

                                        21
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




                  (b) Buyer and Acquisition Subsidiary has never maintained an employee benefit plan subject to Section 412 of the Code or Title IV of ERISA. Each employee benefit plan of Buyer or Acquisition Subsidiary intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service confirming such qualification. Neither Buyer nor Acquisition Subsidiary has ever had an obligation to contribute to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA. There are no unfunded obligations under any employee benefit plan of Buyer or Acquisition Subsidiary providing benefits after termination of employment to any employee or former employee, including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980(B) of the Code. Each employee benefit plan of Buyer or Acquisition Subsidiary may be amended or terminated by Buyer or Acquisition Subsidiary without the consent or approval of any other person. There is no employee benefit plan, stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, or severance benefit plan of Buyer or Acquisition Subsidiary, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement, except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule.

                  (c) Neither Buyer nor Acquisition Subsidiary is obligated to make any parachute payment, as defined in Section 280G(b)(2) of the Code, nor will any parachute payment be deemed to have occurred as a result of or arising out of any of the transactions contemplated by this Agreement. Neither Buyer nor Acquisition Subsidiary has any contract, agreement, obligation or arrangement with any employee or other person, any of the benefits of which will be increased or the vesting of the benefits under which will be accelerated by any change of control of Buyer or Acquisition Subsidiary or the occurrence of any of the transactions contemplated by this Agreement or the benefits under which will be calculated on the basis of the transactions contemplated by this Agreement except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule.

         Section 4.15      Employment; Labor Matters.

         (a) Buyer has delivered to Seller true, complete and correct copies of all employment agreements and all consulting agreements to which Buyer or Acquisition Subsidiary is a party.

         (b) Except as set forth in Section 4.15 of the Buyer Disclosure Schedule (i) neither Buyer nor Acquisition Subsidiary is a party to any outstanding employment agreements or contracts with directors, officers, employees or consultants; (ii) neither Buyer nor Acquisition Subsidiary is a party to any agreement, policy or practice that requires it to pay termination or severance pay to employees (other than as required by law); and (iii) neither Buyer nor Acquisition Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Buyer or Acquisition Subsidiary, nor does Buyer or Acquisition Subsidiary know of any activities or proceedings of any labor union to organize any such employees.

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         Section 4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Buyer or Acquisition Subsidiary.

         Section 4.17 Environmental Laws. Except as disclosed in Section 4.17 of the Buyer Disclosure Schedule or as could not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect: (i) Buyer and Acquisition Subsidiary is in compliance with all applicable Environmental Laws;
(ii) all past noncompliance, if any, of Buyer or Acquisition Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Buyer nor Acquisition Subsidiary has released or transported a Hazardous Material, in violation of any Environmental Law.

                  Section 4.18 Insurance. Section 4.18 of the Buyer Disclosure Schedule sets forth a true and complete list of all insurance policies in force at the date hereof, with respect to the assets, properties or operations of each of Buyer and Acquisition Subsidiary. True and complete copies of all such insurance policies have been made available to Seller by Buyer. Such policies will not be terminated as a result of the Merger, subject to payment of applicable premiums. Such policies also are in full force and effect.

         Section 4.19      Contracts and Commitments.

         (a) Except as disclosed in Section 4.10, 4.15 or 4.19 of the Buyer Disclosure Schedule, neither Buyer nor Acquisition Subsidiary is a party or subject to:

                  (i) any plan, contract or arrangement, written or oral, which requires aggregate payments by Buyer or Acquisition Subsidiary in excess of $50,000 per year or which provides for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                  (ii) any joint marketing, joint development or joint venture contract or arrangement or any other agreement which has involved or is expected to involve a sharing of profits with other persons;

                  (iii) any lease for real or personal property in which the amount of payments which Buyer or Acquisition Subsidiary is required to make on an annual basis exceeds $50,000;

                  (iv) any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization which may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger, or the consummation of the transactions contemplated hereby or thereby;


                                        23
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                  (v) except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                  (vi) any contract containing covenants purporting to limit Buyer's or Acquisition Subsidiary's freedom to compete in any line of business or in any geographic area or with any third party,

                  (vii) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

                  (viii) any other agreement, contract or commitment which is material to Buyer and Acquisition Subsidiary taken as a whole.

         (b) Except as disclosed in Section 4.19 of the Buyer Disclosure Schedule, each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in Section 4.19 of the Buyer Disclosure Schedule is valid and binding on Buyer or Acquisition Subsidiary and the other party(ies) thereto, as applicable, and assuming due and valid authorization, execution and delivery by all counter parties, is in full force and effect, and neither Buyer, Acquisition Subsidiary, nor to the knowledge of Buyer any other party thereto, has breached any material provision of, or is in material default under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

         (c) There is no agreement, judgment, injunction, order or decree binding upon the Buyer or Acquisition Subsidiary which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of Buyer or Acquisition Subsidiary, any acquisition of property by Buyer or Acquisition Subsidiary or the conduct of business by Buyer or Acquisition Subsidiary as currently conducted or as proposed to be conducted by Buyer or Acquisition Subsidiary.

         Section 4.20 Interests of Officers and Directors. To Buyer's knowledge, except as set forth in Section 4.20 of the Buyer Disclosure Schedule, no officer or director of Buyer or Acquisition Subsidiary has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Buyer or Acquisition Subsidiary any goods, property rights or services; (ii) except for the contracts listed in
Section 4.15 of the Buyer Disclosure Schedule, any contract or agreement to which Buyer or Acquisition Subsidiary is a party or by which it may be bound or affected; or (iii) any property, real or personal, tangible or intangible, used in or pertaining to its business or that of Acquisition Subsidiary.

         Section 4.21 Questionable Payments. Neither Buyer nor Acquisition Subsidiary nor to its knowledge any director, officer, agent or other employee of Buyer or Acquisition Subsidiary

                                        24
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



has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Buyer or Acquisition Subsidiary; or (ii) made any political contributions which would not be lawful under the laws of the United States or the foreign country in which such payments were made. Neither Buyer nor Acquisition Subsidiary nor to its knowledge any director, officer, agent or other employee of Buyer or Acquisition Subsidiary has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Buyer or Acquisition Subsidiary or with respect to any political contribution.

         Section 4.22 Certain Tax Matters. Except as disclosed in Section 4.22 of the Buyer Disclosure Schedule, neither Buyer nor, to the knowledge of Buyer, any of its affiliates has taken or agreed to take any action that could be expected to prevent the Merger from constituting a transaction qualifying under
Section 368 of the Code. Buyer is not aware of any agreement, plan or other circumstances that could reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

         Section 4.23 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Acquisition Subsidiary has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity. Acquisition Subsidiary is a wholly-owned subsidiary of Buyer.

                                    ARTICLE 5

                                    COVENANTS

         Section 5.1 Interim Operations of Seller and Buyer. Seller and Buyer each hereby covenants and agrees with the other that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Seller Disclosure Schedule, (iii) as set forth in Section 5.1 of the Buyer Disclosure Schedule or (iv) as agreed in writing by Seller and Buyer, after the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time:

         (a) the business of such party and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each party and its subsidiaries shall use its reasonable commercial efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;


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         (b) each such party shall not, directly or indirectly, amend its or any of its subsidiaries' certificate of incorporation or bylaws or similar organizational documents;

         (c) each such party shall not, and it shall not permit its subsidiaries to: (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to such party's capital stock or that of its subsidiaries, or (B) redeem, purchase or otherwise acquire directly or indirectly any of such party's capital stock (or options, warrants, calls, commitments or rights of any kind to acquire any shares of capital stock) or that of its subsidiaries; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock of any class of such party or its subsidiaries, other than Common Shares or Buyer Common Stock issuable upon the exercise of options and warrants outstanding on the date hereof and described in Section 3.2 of this Agreement or the Seller Disclosure Schedule or Section 4.2 of this Agreement or the Buyer Disclosure Schedule; (iii) split, combine or reclassify the outstanding capital stock of such party or of its subsidiaries; or (iv) amend or otherwise modify the terms of any rights, warrants or options with respect to such party or of its subsidiary's capital stock;

         (d) each such party shall not, and it shall not permit its subsidiaries to, acquire or agree to acquire, or dispose of or agree to dispose of, any material assets, either by purchase, merger, consolidation, sale of shares in any of its subsidiaries or otherwise, other than in the ordinary course of business;

         (e) each such party shall not, and it shall not permit its subsidiaries to, transfer, lease, license, sell, mortgage, pledge or encumber any assets;

         (f) except as contemplated by Section 4.14(b), neither such party nor its subsidiaries shall: (i) grant any increase in the compensation payable to any of its officers, directors or key employees; or (ii)(A) adopt any new, or
(B) except as contemplated by Section 2.5, amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement; or (iii) enter into or modify or amend any employment or severance agreement with or, except as required by applicable law, grant any severance or termination pay to any officer, director or employee of Seller or any of its subsidiaries; or (iv) enter into any collective bargaining agreement;

         (g) neither such party nor any of its subsidiaries shall, without the other party's prior written consent, which consent shall not be unreasonably withheld, modify, amend or terminate any of its contracts or waive, release or assign any rights or claims;

         (h) neither such party nor any of its subsidiaries shall: (i) incur or assume any indebtedness for money borrowed; (ii) modify any such indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly,

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contingently or otherwise) for the obligations of any other person, other than immaterial amounts in the ordinary course of business consistent with past practice and other than for any subsidiary; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned subsidiaries of such party); (v) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the year ended December 31, 1997, or (vi) enter into any material commitment or transaction except as contemplated by this Agreement;

         (i) neither such party nor any of its subsidiaries shall change any of the accounting methods, practices or policies used by it unless required by a change in GAAP;

         (j) such party shall not, and it shall not permit its subsidiaries to, make or agree to make any new capital expenditures in excess of $10,000 in the aggregate;

         (k) such party shall not, and it shall not permit its subsidiaries to, make any tax election (unless required by law) or settle or compromise any income tax liability; and

         (l) neither party nor any of its subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

         Section 5.2 Access; Confidentiality. Each of Seller and Buyer shall (and Buyer shall cause each of its subsidiaries to) (a) afford to the officers, employees, accountants, counsel and other representatives of Seller and Buyer, as the case may be, reasonable access to and the right to inspect and observe, during normal business hours during the period prior to the Effective Time, its personnel, accountants, representatives, properties, books, contracts, insurance policies, commitments and records, offices, plants and other facilities, (b) make available promptly to Seller or Buyer, as the case may be (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws, if applicable and (ii) all other information concerning its business, properties and personnel as Seller or Buyer may reasonably request. Each party will treat any such information in accordance with the provisions of the letter agreement dated the date hereof between Seller and Buyer (the "Confidentiality Agreement"). No investigation conducted by Seller or Buyer shall impact any representation or warranty given by Seller to Buyer hereunder.

         Section 5.3 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Buyer also agrees to timely file all filings required to be made with the SEC with respect to such transactions.

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         Section 5.4 Consents and Approvals; HSR Act. Each of Seller, Buyer and
Acquisition Subsidiary will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with this and the transactions contemplated hereby. Each of Seller, Buyer and Acquisition Subsidiary will, and will cause its subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Buyer, Acquisition Subsidiary, Seller or any of their subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. Each party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings or any such transaction.

         Section 5.5 Exclusivity. From the date hereof until the earlier of termination of this Agreement or consummation of the Merger, neither Seller nor Buyer nor any of their officers, directors, employees, representatives (including any investment banker, attorney or accountant retained by them), agents or affiliates shall directly or indirectly encourage, solicit, initiate, facilitate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, person or other entity or group concerning or expressing an interest in or proposing any merger, consolidation, reorganization, share exchange, business combination, liquidation, dissolution sale of all or other significant assets or securities or other similar transaction involving such party, except to the extent required by their fiduciary duties as determined by the Board of Directors of such party after discussion with their counsel.

         Section 5.6 Publicity. So long as this Agreement is in effect, neither Seller, Buyer nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to the Merger, this Agreement or the other transactions between the parties contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

         Section 5.7 Notification of Certain Matters. Seller shall give prompt notice to Buyer and Acquisition Subsidiary, and Buyer and Acquisition Subsidiary shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty made by such party or parties in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any failure of Seller, Buyer or Acquisition Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall

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



not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Seller also shall give prompt notice to Buyer, and Buyer or Acquisition Subsidiary shall give prompt notice to Seller, of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement (unless the requirement for such consent is set forth in Section 3.4 of the Seller Disclosure Schedule or Section 4.4 of the Buyer Disclosure Schedule);

                  (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its subsidiaries or which relate to the consummation of the transactions contemplated by this Agreement; and

                  (iv) any occurrence of any event having, or which could reasonably be expected to have, a Seller Material Adverse Effect or Buyer Material Adverse Effect.

         Section 5.8 Indemnification. Notwithstanding Section 8.7 hereof, Buyer agrees that all rights to indemnification existing in favor of directors, officers or employees of Seller as provided in Seller's certificate of incorporation or bylaws, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.8.

         Section 5.9       Approval of Stockholders.

         (a) Buyer shall, promptly after the date of this Agreement, take all actions necessary in accordance with the requirements of the bylaws of the National Association of Securities Dealers, Inc. ("NASD"), DGCL and its certificate of incorporation and bylaws to convene a meeting of Buyer's stockholders to act on this Agreement (the "Buyer Stockholders' Meeting") and Buyer shall consult with Seller in connection therewith.

         (b) Unless Seller's Board of Directors in the good faith exercise of its fiduciary duties, after receiving advice from outside legal counsel, determines not to recommend, or to withdraw its recommendation that such matters be approved by Seller's stockholders, Seller shall, promptly after the date of this Agreement, take all actions necessary in accordance with DGCL and its certificate of incorporation and bylaws to obtain the unanimous written consent

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



of Seller's stockholders to act on this Agreement, and Seller shall consult with Buyer in connection therewith.

         Section 5.10 Buyer Proxy Statement. Unless the Board of Directors of Buyer in the good faith exercise of its fiduciary duties determines not to recommend the Merger and this Agreement to its stockholders (or to withdraw such recommendation), Buyer, acting through its Board of Directors, shall, in accordance with applicable law:

                  (i) after consultation with Seller and its legal counsel, diligently prepare and file with the SEC as soon as reasonably practicable after the date of this Agreement (but in no event later than 30 days after the date hereof), a preliminary proxy or information statement relating to the Merger and this Agreement and use commercially reasonable efforts (x) to obtain and furnish the information required to be included by the SEC in the Buyer Proxy Statement (as hereinafter defined) and, after consultation with Seller and its counsel, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Buyer Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Buyer Proxy Statement will be made by Buyer without consultation with Seller and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders;

                  (ii) prepare the preliminary proxy statement and prepare and revise the Buyer Proxy Statement so that at the date mailed to Buyer's stockholders and at the time of the meeting of Buyer's stockholders to be held in connection with the Merger, the Buyer Proxy Statement will
         (x) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that Buyer shall not be responsible under this clause (ii) with respect to statements made therein based on information supplied by Seller expressly for inclusion in the Buyer Proxy Statement), and (y) comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; and

                  (iii) make at the Buyer's Stockholder's Meeting, and include in the Proxy Statement, the recommendation of the Board that stockholders of Buyer vote in favor of the approval of the Merger and the authorization and adoption of this Agreement.


         Section 5.11      Seller Information Statement.

         (a) Seller shall afford Buyer and its legal counsel a reasonable opportunity to review and comment on any solicitation materials, including solicitation of action by written consent, that Seller distributes to its stockholders in connection with the Merger, which shall be diligently prepared and distributed to Seller's stockholders as soon as reasonably practicable after the date

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March 5, 1998
of this Agreement and, at such date, such solicitation materials will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order that the statements made therein, in light of the circumstances under which they are made, not misleading (except that Seller shall not be responsible under this Section 5.11(a) with respect to statements made therein based on information supplied by Buyer expressly for inclusion in such solicitation materials). To the greatest extent practicable, information required to be disclosed in both the Buyer Proxy Statement and any such solicitation materials shall be disclosed in an identical manner.

         (b) Seller shall furnish to Buyer, and revise, written information concerning itself expressly for inclusion in the Buyer Proxy Statement, including without limitation by reviewing and commenting (with respect to information concerning Seller) on drafts of the Buyer Proxy Statement and the preliminary proxy statement to be prepared pursuant to Section 5.10. Seller shall inform Buyer of any change regarding such information so that such Seller-furnished information will not, at both the date mailed to Buyer stockholders and at the time of the meeting of Buyer stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated in Seller furnished information or necessary in order to make the statements made in Seller-furnished information, in light of the circumstances under which they are made, not misleading.

         Section 5.12 Tax Treatment. Each party hereto shall use all reasonable efforts to cause the Merger to qualify and shall not take, and shall use all reasonable efforts to prevent any affiliate of such party from taking, any actions which could prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

         Section 5.13 Form S-8. With respect to the Seller Option Plan, Buyer shall take all corporate action necessary or appropriate to, as soon as practicable after the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Buyer Common Stock which will be subject to options outstanding under such plan as of the Closing to the extent such registration statement is required under applicable law in order for such shares of Buyer Common Stock to be sold without restriction, and Buyer shall use reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectuses contained therein) for so long as such options under such plan remain outstanding.

         Section 5.14 Reservation of Buyer Common Stock. Buyer shall reserve from its authorized but unissued shares of Buyer Common Stock that number of shares of Buyer Common Stock issuable upon exercise of the Seller Stock Options assumed by Buyer.

         Section 5.15 Consolidation of Operations. Buyer and Seller shall cooperate with one

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



another with a view toward consolidating the operations of Buyer and Seller at Seller's principal executive offices and eliminating duplicative staffing and overhead as soon as reasonably possible.

         Section 5.16 Consolidation of Board of Directors. Buyer will utilize good faith efforts to decrease the membership of the Board of Directors of Buyer to a total of seven (7) members by the first anniversary of the date of this Agreement. It is agreed and understood that this Section 5.16 shall not require
(i) Buyer to amend its organizational documents or (ii) Buyer's directors to take any actions inconsistent with their fiduciary duties.

         Section 5.17 Incentive Bonus Payments. Buyer and Seller agree that the incentive bonus payments to be made to Robert J. Capetola, pursuant to Section 4.e. of the Capetola Employment Agreement attached as Exhibit A hereto, and to each of Harry G. Brittain, Cynthia Davis, Laurence B. Katz, Lisa Mastroianni, Christopher Schaber, Huei Tsai and Thomas Wiswell, pursuant to Section 4.d. of the employment agreements to be entered into with such individuals in the form of Exhibit B hereto, shall be determined for each of the above-named individuals by Buyer's Compensation Committee, shall be paid in either cash or equity as determined by such Compensation Committee, shall be in the following aggregate amounts and shall be paid upon the achievement of each of the following milestones (which are set forth in the aforementioned agreements): (a) $150,000 upon the successful completion of Phase II studies for any compound under development in Discovery's portfolio (each a "Portfolio Compound"); (b) $500,000 upon the successful completion of Phase II studies for any Portfolio Compound; and (c) $1,000,000 upon receipt of marketing approval in the United States for any Portfolio Compound. The aforementioned bonuses shall be paid only once for each of the milestones.

                                    ARTICLE 6

                                   CONDITIONS

         Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by Seller, Buyer or Acquisition Subsidiary, as the case may be, to the extent permitted by applicable law:

                  (a) Stockholder Approval. This Agreement shall have been approved by the requisite vote of the stockholders of Seller, Buyer and Acquisition Subsidiary;

                  (b) Statutes. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger;


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



                  (c) Injunctions. There shall be no order or injunction of a court or other governmental authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger;

                  (d) Tax Opinions. Buyer shall have received from Roberts, Sheridan & Kotel, P.C., counsel to Buyer, a written opinion dated as of the Closing Date to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code; Seller shall have received from Brobeck, Phleger & Harrison LLP, counsel to Seller, a written opinion dated as of the Closing Date to the effect that the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code;

                  (e) Capetola Employment Agreement. Robert J. Capetola shall have entered into an employment agreement with Buyer, in the form attached as Exhibit A hereto;

                  (f) Key Executive Employment Agreements. Buyer and each of Harry G. Brittain, Cynthia Davis, Laurence B. Katz, Lisa Mastroianni, Christopher Schaber, Huei Tsai and Thomas Wiswell shall have entered into employment agreements as mutually agreed to by Buyer and Seller, substantially in the form attached as Exhibit B hereto (the "Key Executive Employment Agreements");

                  (g) Exchange Agreement. Buyer shall have entered into the Exchange Agreement with JJDC.

                  (h) Board of Directors. On the Effective Date, the Board of Directors of Buyer shall consist of Robert J. Capetola, Steve Kanzer, Max Link, Herbert McDade, David Naveh, Milton Packer, Richard Power, Mark Rogers, Marvin Rosenthale, and Richard Sperber.

                  (i) No Litigation. After the date hereof, there shall not be threatened, or instituted and continuing, any action, suit or proceeding against Seller, Buyer or Acquisition Subsidiary, by any Governmental Entity or any other person directly or indirectly relating to the Merger or any other transactions contemplated by this Agreement which individually or in the aggregate could reasonably be expected to have a Seller Material Adverse Effect or Buyer Material Adverse Effect.

         Section 6.2 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the fulfillment of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Buyer and Acquisition Subsidiary contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct could not reasonably be expected to cause, individually or in the aggregate, a Buyer Material Adverse Effect (as applied to such dates);

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



         (b) Agreements, Conditions and Covenants. Buyer and Acquisition Subsidiary shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time;

                  (c) Certificate of Chairman of the Board. Seller shall have received a certificate of the Chairman of the Board of Directors of Buyer to the effect that each of the conditions specified in clauses (a) and (b) of this
Section 6.2 have been satisfied;

                  (d) Stock Option Agreements. In addition to the Stock Options assumed by Buyer under Section 2.4, Buyer shall have granted stock options pursuant to Buyer Stock Option Plan in the forms of option agreements attached hereto as Exhibit C, Exhibit D and Exhibit E, to certain of Seller's employees as set forth on Schedule 6.2(d), for an aggregate of 338,500, 175,000 and 160,000 shares of Common Stock, respectively.

                  (e) Opinion. Seller shall have received an opinion dated as of the Closing Date from Roberts, Sheridan & Kotel P.C., counsel to Buyer and Acquisition Subsidiary, covering the matters set forth in Schedule 6.2(e).

                  (f) Registration Rights Agreement. Buyer shall have entered into a Registration Rights Agreement with JJDC and The Scripps Research Institute, substantially in the form attached hereto as Exhibit F.

         Section 6.3 Additional Conditions to Obligations of Buyer and Acquisition Subsidiary. The obligations of Buyer and Acquisition Subsidiary to effect the Merger are also subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement shall be true and correct on the date hereof and shall also be true and correct on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, unless the failure of such representations and warranties to be true and correct as of such dates could not reasonably be expected to cause, individually or in the aggregate, a Seller Material Adverse Effect (as applied to such dates);

                  (b) Agreements, Conditions and Covenants. Seller shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time;

                  (c) Officer's Certificate. Buyer shall have received a certificate of the Chief Executive Officer of Seller to the effect that each of the conditions specified in clauses (a) and (b) of this Section 6.3. have been satisfied.

                  (d) Investment Agreement. Each holder of Common Shares shall have executed and delivered to Buyer the form of Investment Agreement attached as Exhibit G hereto.

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




                  (e) Opinion. Buyer shall have received an opinion dated as of the Closing Date from Brobeck, Phleger & Harrison LLP, counsel to Seller, covering the matters set forth in Schedule 6.3(e).

                  (f) Dissenting Common Shares. The aggregate number of Common Shares held by Dissenting Stockholders shall not be equal to or exceed five percent (5%) of the outstanding Common Shares immediately prior to the Effective Time.

                  (g) Contractual Lock-up Agreements. Each common stockholder and optionholder of Seller shall have entered into an agreement with Buyer substantially in the form of Exhibit H attached hereto.

                  (h) Buyer Stock Option Plan. The 1998 stock option plan of Buyer (the "1998 Stock Option Plan") in the form attached as Exhibit I hereto, shall have been approved by the requisite vote of the stockholders of Buyer.

                  (i) Termination Agreement. Seller shall enter into a letter agreement terminating the Co-Sale Agreement dated as of October 28, 1996 by and between Seller and the stockholders listed on Schedule A thereto.

                                    ARTICLE 7

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of Buyer or Seller:

                  (a) by mutual written consent of the Boards of Directors of Buyer and Seller;

                  (b) by either Buyer or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                  (c) by either Buyer or Seller, if the Merger shall not have been consummated by July 15, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure (or the failure of the affiliates of which) to perform any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; provided, further, that for this purpose, Buyer and Seller shall not be deemed to be affiliates of each other; directors, officers and employees of Seller shall be deemed to act only on behalf of such Seller; and directors, officers and employees of Buyer or Acquisition Subsidiary shall be deemed to act only on behalf of Buyer and/or Acquisition Subsidiary; and provided further that an individual holding

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



positions on the boards of both Seller, on the one hand, and Buyer or Acquisition Subsidiary, on the other hand, shall be deemed to act only on behalf of Buyer and/or Acquisition Subsidiary unless such interpretation would be manifestly unreasonable;

                  (d) by Buyer or Acquisition Subsidiary, in the event of a breach by Seller of any representation, warranty, covenant or other agreement contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to Seller and which, individually or in the aggregate, has had or could reasonably be expected to have, a Seller Material Adverse Effect; or

                  (e) by Seller, in the event of a breach by Buyer or Acquisition Subsidiary of any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which cannot be or has not been cured within thirty (30) days after the giving of written notice to Buyer or Acquisition Subsidiary, and which, individually or in the aggregate, has had or could reasonably be expected to have, a Buyer Material Adverse Effect.

         Section 7.2 Effect of Termination. In the event of a termination of this Agreement by either Seller or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Acquisition Subsidiary or Seller or their respective officers or directors, except with respect to Sections 3.16, 4.16, 5.2, this Section 7.2 and Article 8; provided, however, that nothing herein shall relieve any party of liability for any breach this Agreement.


                                    ARTICLE 8

                                  MISCELLANEOUS

         Section 8.1 Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of Seller or Buyer contemplated hereby, by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of Seller or Buyer, no such amendment, modification or supplement shall reduce the amount or change the form of the consideration to be received by Seller stockholders in the Merger.

         Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

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




         Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt, and shall be given to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Buyer or Acquisition Subsidiary, to:

                           Discovery Laboratories, Inc.
                           509 Madison Avenue
                           Suite 1406
                           New York, NY 10022
                           Telephone:  (212) 223-9504
                           Facsimile:  (212) 688-7978

                           Attention:  Steve H. Kanzer, Esq.

                           with copies to:

                           Roberts, Sheridan & Kotel, P.C.
                           Tower Forty-Nine
                           12 East 49th Street
                           New York, NY  10017
                           Telephone: (212) 299-8600
                           Facsimile: (212) 299-8686

                           Attention: Kenneth G. Alberstadt, Esq.

                  (b)      if to Seller, to:

                           Acute Therapeutics, Inc.
                           3359 Durham Road
                           Doylestown, PA  18901
                           Telephone: (215) 794-3064
                           Facsimile: (215) 794-3239

                           Attention: Robert J. Capetola, Ph. D.


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



                           with copies to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway
                           47th Floor
                           New York, NY  10019
                           Telephone: (212) 581-1600
                           Facsimile: (212) 586-7878

                           Attention:  Ellen B. Corenswet, Esq.

         Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, the term "affiliate(s)" shall have the meaning set forth in Rule 12b-2 of the Exchange Act. As used in this Agreement, a "subsidiary" of any entity shall mean all corporations or other entities in which such entity owns a majority of the issued and outstanding capital stock or equity or similar interests.

         Section 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 8.7 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) other than the provisions of Section 5.8 hereof, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         Section 8.8 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 8.9 Governing Law. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.


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



         Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Buyer or to any direct or indirect wholly owned subsidiary of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                                        39
March 5, 1998

         IN WITNESS WHEREOF, Buyer, Acquisition Subsidiary and Seller have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                       Buyer

                                       By:       /s/ James S. Kuo
                                                 _____________________________

                                       Name:     James S. Kuo
                                                 _____________________________

                                       Title:    President
                                                 _____________________________


                                       Acquisition Subsidiary

                                       By:       /s/ James S. Kuo
                                                 _____________________________

                                       Name:     James S. Kuo
                                                 _____________________________

                                       Title:    President
                                                 _____________________________


                                       Seller

                                       By:       /s/ Robert J. Capetola
                                                 _____________________________

                                       Name:     Robert J. Capetola
                                                 _____________________________

                                       Title:    President/CEO
                                                 _____________________________



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